                                                                    Exhibit 99.1

This Statement on Form 3 is filed jointly by the Reporting Persons listed below.

The principal business address of each of these Reporting Persons is 26642 Towne
Centre Drive, Foothill Ranch, California 92610.

Name of Designated Filer: Anthony Hsieh

Date of Event Requiring Statement: February 4, 2021

Issuer Name and Ticker or Trading Symbol: LDI

JLSA, LLC

By: /s/ Peter Macdonald
    -----------------------------------

Name: Peter Macdonald, as Attorney-in-Fact for Anthony Hsieh
Title: Manager

The JLSSAA Trust, established September 4, 2014

By: /s/ Peter Macdonald
    -----------------------------------

Name: Peter Macdonald, as Attorney-in-Fact for Anthony Hsieh
Title: Trustee

Trilogy Mortgage Holdings, Inc.

By: /s/ Peter Macdonald
    -----------------------------------

Name: Peter Macdonald, as Attorney-in-Fact for Anthony Hsieh
Title: Manager

Trilogy Management Investors Six, LLC

By: /s/ Peter Macdonald
    -----------------------------------

Name: Peter Macdonald, as Attorney-in-Fact for Anthony Hsieh
Title: Manager

Trilogy Management Investors Seven, LLC

By: /s/ Peter Macdonald
    -----------------------------------

Name: Peter Macdonald, as Attorney-in-Fact for Anthony Hsieh
Title: Manager

Trilogy Management Investors Eight, LLC

By: /s/ Peter Macdonald
    -----------------------------------

Name: Peter Macdonald, as Attorney-in-Fact for Anthony Hsieh
Title: Manager